SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 15, 2006

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

213-613-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Acquisition of Assets

On June 15, 2006, TPG/CalSTRS, LLC, a joint venture between Thomas Properties Group, L.P. (a subsidiary of Thomas Properties Group, Inc. (the “Company”)) and the California State Teachers’ Retirement System (“CalSTRS”), completed the acquisition of a four-building, 1.5 million square foot campus from BMC Software, Inc. The transaction also included 24 acres of adjacent developable land. The press release announcing the transaction is included as Exhibit 99.1 hereto.

The aggregate purchase price, which was determined through negotiations between the Company and BMC Software, Inc., was $295.0 million. The acquisition and closing costs were funded with $203.4 million of mortgage financing proceeds and $96.6 million of equity provided by TPG/CalSTRS, LLC. Of the total equity, Thomas Properties Group, L.P. provided $24.2 million and CalSTRS provided $72.4 million. The mortgages consist of a ten-year $121.0 million loan bearing interest at a fixed rate of 6.16% per annum, and a two-year $82.4 million loan bearing interest at LIBOR plus 1.25% per annum, with three one-year extension options.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1—	Press Release of Thomas Properties Group, Inc. dated June 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ Diana M. Laing
Diana M. Laing Chief Financial Officer

June 15, 2006